EXHIBIT 4




                          TOP SOURCE TECHNOLOGIES, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

TO:  William Willis, Jr.

                  As referenced in your employment agreement with Top Source Technologies, Inc. (the "Company") dated as of May 21, 1997 (the "Employment Agreement"), pursuant to the Company's 1993 Stock Option Plan, as amended (the Plan"), you have been granted non-qualified stock options for the purchase of 500,000 shares (the "Option") of the Company's Common Stock at various exercise prices as outlined in the attached Schedule A-1, the closing price of the Company's Common Stock on the American Stock Exchange on May 20, 1997. Please sign and return to the Company the acceptance and Acknowledgement attached to this Stock Option Agreement. The terms of the Plan, including, without limitation, those relating to withholding taxes, are incorporated into this Agreement by reference. This Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                  The terms of the Option are set forth in the Plan and in this Agreement. Certain of the terms set forth in the Plan are summarized below; however, reference should be made to the Plan for the complete terms.

                  Term: This Option shall terminate ten years from date of grant unless sooner terminated in accordance with the terms of the Plan and this Agreement.
 .

                  Exercise: During your lifetime only you can exercise the Option. The Plan also provides for exercise of the Option by the personal representative of your estate or the beneficiary thereof following your death. You may use the Notice of Exercise in the form attached to this Agreement when you exercise the Option.

                  Notices: All notices sent in connection with this Option shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary and, if to the Optionee, shall be delivered personally or mailed to the Optionee at the address noted on the attached
Acceptance and Acknowledgement. Such addresses may be changed at any time by notice from one party to the other.

                  Payment for Shares: The Option may be paid for by delivery to the Company of the following together with the Notice of Exercise:



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                  (a)      Bank certified or cashier's checks; or

                  (b) Unless the Committee (as defined in the Plan) in its sole discretion determines otherwise, shares of the capital stock of the Company held by you having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the exercise price.

                  Upon receipt of written notice of exercise and payment and delivery of any other required documentation, the Company shall deliver to the person exercising the Option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of this option that the Optionee pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon exercise.

                  Termination: If your employment by the Company is terminated for Cause, as defined in the Employment Agreement, the Option will terminate as of the first discovery by the Company of any reason for termination for Cause. If your employment stops because of your Death or Disability, as defined in the Employment Agreement, the Option shall terminate 12 months after your employment stops. Otherwise the Option will terminate three months after your employment with the Company ends.

         Nothing in the Plan or in this Agreement shall confer on you any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate your employment at any time.

         Transfer of Option: The Option is not transferable except by will or by the applicable laws of descent and distribution.

         Vesting:  The Option is vested as outlined in Schedule A-1:


         Notwithstanding the foregoing, the vesting of such Options shall be accelerated in the event of a Change in Control, as that term is defined in the Employment Agreement.

         Date of Grant:  The date of grant of the Option is May 21, 1997.

         YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 15 OF THE PLAN WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF SUCH SHARES ARE NOT REGISTERED, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR CONCERNING THE RAMIFICATIONS TO YOU OF HOLDING OR EXERCISING YOUR OPTIONS OR HOLDING OR SELLING THE SHARES UNDERLYING SUCH OPTIONS.

                  You understand that, during any period in which the shares which may be acquired pursuant to your Option are subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 (and you are also so subject), in order for your transactions under the Plan to qualify for the exemption from
Section 16(b) provided by Rule 16b-3, a total of six months must elapse between the grant of the Option and the sale of the Option (other than upon exercise or conversion) or the shares underlying the Option.

                  All decisions or interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Company and you.

                  This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, your executors, administrators, legatees, and heirs.

                  Please execute the Acceptance and Acknowledgement set forth below on the enclosed copy of this Agreement and return it to the undersigned.

         Very truly yours,


         TOP SOURCE TECHNOLOGIES, INC.


Dated: As of May 21, 1997


                          By:_/s/ DAVID NATN
                              DAVID NATAN

INSTRUCTION: PLEASE COMPLETE THE INFORMATION REQUESTED BELOW, DETACH THIS PAGE AFTER SIGNING WHERE INDICATED AND RETURN TO THE COMPANY.



                         ACCEPTANCE AND ACKNOWLEDGEMENT

I, a resident of the State ofFlorida, accept the non-qualified stock option described in the Non-Qualified Stock Option Agreement dated as ofMay 21, 1997 and in the Top Source Technologies, Inc. 1993 Stock Option Plan, as amended, and acknowledge receipt of a copy of this Agreement. I have read and understand all the provisions and limitations of the Plan, particularly those relating to non-qualified stock options and the provisions of Section 15 of the Plan relating to securities regulations.


Dated: As of May 21, 1997



/s/ WILLIAM C. WILLIS, JR.
------------------------------
  Signature





Name:     William Willis, Jr.

Address:

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                          TOP SOURCE TECHNOLOGIES, INC.
                NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

                         ------------------------------
                              (Name, please print)

                         ------------------------------
                                     (Date)

TOP SOURCE TECHNOLOGIES, INC.
7108 Fairway Drive
Suite 200
Palm Beach Garden, Florida  33418

Gentlemen:

I hereby exercise my right to purchase _______________ shares of Common Stock of Top Source Technologies, Inc., a Delaware corporation (the"Company"), pursuant to, and in accordance with, the Top Source Technologies, Inc. 1993 Stock Option Plan and the Non-Qualified Stock Option Agreement ("Agreement") dated as of , 1997. As provided in that Agreement, I hereby: [check one]

                  [ ] deliver herewith a certified or bank cashier's check in the amount of the aggregate option exercise price; or

                  [ ] undertake to deliver shares of the capital stock of the Company held by me having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the aggregate option exercise price.

                  Please deliver to me stock certificates representing the subject shares registered as follows:

         Name:___________________________________________

         Address:_________________________________________

         ------------------------------------------------

         Social Security Number ____________________________

         The aggregate exercise price is $ _________ (total number of shares to be purchased x $--------).

         (1) Tax Implications. I understand that there are certain tax implications to my exercise of my right to purchase shares of Common Stock under the Agreement. I further understand that it is my obligation to confer with my own tax advisor with respect to such tax implications.

         (2) Securities Regulation. I hereby represent and acknowledge that (i) the shares of Common Stock I propose to purchase (i) are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act of 1933, as amended (the "Act")), (ii) I have been advised and understand that (A) such shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register such shares under the Act or to take any action which would make available to me any exemption from such registration, and (iii) such shares may not be transferred without compliance with all applicable federal and state securities laws.


                                 Very truly yours,


                                 ------------------------------
                                 Name: